Invitation Homes Announces May 2021 Operational Results and Increased 2021 Guidance, and
Participation in Nareit’s REITweek: 2021 Virtual Investor Conference

DALLAS--(BUSINESS WIRE)-- Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”) announced today that members of the Company's management team will participate in a roundtable discussion during Nareit's REITweek: 2021 Virtual Investor Conference on Wednesday, June 9, 2021 at 3:15 p.m. Eastern Time.

In conjunction with the conference, the Company has posted an updated investor presentation to its investor relations website at www.invh.com. The presentation includes the following operational results for the month of May 2021:
•Same Store new lease rate growth of 14.1% (+1180 basis points year over year), up from 10.8% in April and 7.9% in Q1 2021.
•Same Store renewal rate growth of 5.9% (+230 basis points year over year), up from 5.5% in April and 4.4% in Q1 2021.
•Same Store average occupancy of 98.3% (+80 basis points year over year).

Considering these results and the Company’s expectation of stronger operational metrics for the year, the Company has increased the midpoint of its full year 2021 Core FFO per share guidance by $0.04 to $1.42, and increased the midpoint of its full year 2021 AFFO per share guidance by $0.05 to $1.22. The Company’s revised and previous full year 2021 guidance is as follows:

Revised FY 2021 Guidance
	Revised	Previous
	FY 2021	FY 2021
	Guidance	Guidance
Core FFO per share — diluted	$1.38 - $1.46	$1.34 - $1.42
AFFO per share — diluted	$1.18 - $1.26	$1.13 - $1.21

Same Store Core revenue growth	4.5% - 5.5%	3.75% - 4.75%
Same Store Core operating expense growth	2.5% - 3.5%	3.75% - 4.75%
Same Store NOI growth	5.5% - 6.5%	3.75% - 4.75%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core revenue growth, Same Store Core operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

About Invitation Homes

Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Investor Relations Contact:
Scott McLaughlin
Phone: 844.456.INVH (4684)
Email: IR@InvitationHomes.com

Media Relations Contact:

Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com